EXHIBIT 10.2



                              CONSULTING AGREEMENT


     This Consulting Agreement (the "Agreement") is entered into effective the 1st day of January, 2005, by and between Occidental Petroleum Corporation, a Delaware Corporation ("OPC") and Dale R. Laurance ("Consultant").



                                   WITNESSETH:

     WHEREAS, Consultant has been employed as an employee of OPC since 1984; and

     WHEREAS, pursuant to the terms of the Employment Agreement, dated November 17, 2000, as amended July 19, 2004 (the "Amended 2000 Employment Agreement"), between the Consultant and OPC, Consultant retired from full-time employment with the Corporation as of December 31, 2004; and

     WHEREAS, in recognition of Consultant's unique background with and knowledge of OPC, the parties now desire to provide for the availability of Dale
R. Laurance solely on a consulting basis;


     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties agree as follows:

     1. Services. Effective as of the date hereof, Consultant shall be available to render services to OPC as a consultant for the period from January 1, 2005 through December 31, 2009 (the "Consultant Term"). Consultant's consultation services shall be limited to those services which the Chairman of the OPC Board of Directors requests from time to time. Consultant shall make himself available for such consultation services in OPC's offices and elsewhere as determined by OPC.

     2. Compensation. During the Consultant Term, OPC shall compensate Consultant at the monthly rate of forty-one thousand six hundred sixty-seven dollars ($41,667) (the "Monthly Retainer"), payable semimonthly. Consultant shall have no entitlement or expectation of any bonus payment or payments for his services under this Consulting Agreement.


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     3.   Life Insurance Benefits. Consultant has a specific life insurance benefit provided under Clause 8(b) of the Amended 2000 Employment Agreement. In addition to that benefit, during the Consultant Term, OPC shall provide Consultant with additional life insurance coverage in the amount of one million thirty thousand dollars ($1,030,000). The life insurance benefits referred to in this paragraph are the only life insurance benefits which OPC is obligated to provide to Consultant under this Agreement and the Amended 2000 Employment Agreement, i.e. the $2,060,000 coverage under Clause 8(b) of the Amended 2000 Employment Agreement and during the Consultant Term the $1,030,000 coverage specified in this Paragraph 3.

     4. Non-Disclosure of Information. Without the prior written consent of OPC (which consent shall not be unreasonably withheld to the extent any disclosure by Consultant is required by applicable law or regulation or applicable order of any court or governmental agency), Consultant shall not divulge to any person, business, firm, corporation or government entity, nor use to the detriment of OPC, or any of its subsidiaries, nor use in any business, venture, or any organization of any kind, or in any process of manufacture, production or mining, at any time, except as necessary in performing services for OPC;

          (a) Any OPC trade secrets in any form, including without limitation, all graphic material, forms, documents, data and information; and

          (b) Any OPC confidential information in any form, including without limitation, concerning inventions, discoveries, improvements, methods, technology, business plans, environmental plans, audits, reviews or other investigatory processes, procedures and practices, enterprises, exploration, mining or drilling information, manufacturing information, plant design, location or operation, financial results, reports or similar information, or any other OPC confidential information affecting or concerning the business or operation of OPC or any of its directors, officers or employees developed, acquired, used by or disclosed to Consultant in the performance of his services at any time in any capacity for OPC.

     5. Maintenance of Documents. Consultant agrees that he will forever keep in strictest confidence (and will not deliver to anyone else) any and all notes, notebooks, memoranda, documents, computer discs, manuals, files, and phone lists and, in general, any and all information and material in his possession or control affecting or concerning OPC's business or operations.

     6. Reimbursement of Expenses. For the term of this Agreement, OPC shall reimburse Consultant for all of his reasonable and actual business expenses incurred in connection with providing services specified hereunder, including providing him with one full-time secretary, who shall be a full-time employee of OPC and whose salary and benefits shall be paid by, and subject to the approval of, OPC, and information technology and telecommunications services equivalent to that he used during his employment at OPC. OPC shall allow Consultant the use of the OPC corporate aircraft on a "when available" basis (as determined solely by OPC), subject to Consultant's obligation to reimburse OPC for the costs of the use of such aircraft when it is used for personal matters, consistent with the reimbursement policies and practices applicable to OPC Vice Presidents under such circumstances.


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     7.   Termination. OPC may terminate this Agreement for cause, and
Consultant may terminate this Agreement at any time for any reason upon thirty
(30) days' notice to OPC. This Agreement will terminate automatically upon the death of Consultant.

     8. No Other Severance Benefits. Notwithstanding anything in this Agreement to the contrary, Consultant hereby acknowledges and agrees that this Agreement is in lieu of, and because he has entered into this Agreement he is automatically ineligible for and disqualified from participating in, any and all plans, programs or arrangements of severance, separation, termination or pay continuation announced or maintained heretofore or hereafter by OPC or any of its subsidiary or affiliated companies.

     9. Nature of Relationship. Consultant's relationship with OPC shall be as an independent consultant, and not as an employee.

     10. Rights under Amended 2000 Employment Agreement. This Consulting Agreement shall in no way impair the rights and benefits provided to Consultant in the Amended 2000 Employment Agreement. Consultant shall retain his stated entitlement to Oxy payments provided for in such agreement whether or not such payments take place during the Consultant Term of the Consulting Agreement.

     11. No Other Employment Agreements. Except as provided in Section 10 above, as of the date of this Agreement, any other existing employment or consulting agreement, or any plan, program or arrangement of severance, separation, termination, or pay continuation, oral, written or implied, between Consultant and OPC shall be deemed to be terminated and of no further force or effect. Further, the parties agree and acknowledge that this Agreement constitutes and contains the entire agreement and understanding of the parties concerning the subject matters hereof, and supersedes and replaces all prior negotiations, proposed agreements, or agreements, written or oral or implied. The parties each acknowledge, one to the other, that no other party, nor any agent or attorney of any other party, has made any promise, representation, or warranty whatsoever (express, implied or statutory), not contained herein, concerning the subject matters hereof to induce them to execute this Agreement and that they have not executed this Agreement in reliance upon any such promise, representation, or warranty not contained herein. The parties further agree that any oral representations or modifications concerning this instrument shall be of no force or effect, and that this Agreement can only be modified by a writing, signed by all of the parties hereto.

     12. Arbitration. In the event of any dispute rising out of this Agreement, Consultant and OPC agree that any such dispute shall be decided exclusively by neutral binding arbitration conducted in Los Angeles, California, in accordance with the then current rules of the American Arbitration Association in effect in Los Angeles, California, applicable to employment disputes. In the event the parties are unable to agree upon an arbitrator, they shall select from a list of seven (7) arbitrators designated by the American Arbitration Association. This Agreement to resolve any disputes by binding arbitration shall extend to claims by Consultant against any OPC Releasees and shall apply as well, to the full extent permitted by law, to claims arising out of local, state and federal common law, statutes and ordinances. However, Consultant and OPC shall retain whatever rights to injunctive relief as may be available under applicable laws concerning any claims, and any dispute or claim in connection with the receipt of


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benefits under any benefit plan shall be governed by the claims procedures under the applicable plan.

     13. Severability. Should any part of this Agreement, with the exception of Paragraphs 1 and 2, be declared or determined by any court or other tribunal of appropriate jurisdiction to be invalid or unenforceable, any such invalid or unenforceable part, term or provision shall be stricken and severed from this Agreement and all other terms of the Agreement shall remain in full force and effect to the fullest extent permitted by law.

     14. Assignment. This Agreement is a personal service arrangement with Consultant, and, as such, is not assignable by him with the exception of Consultant's right to designate a payee for the payments hereunder. This Agreement shall be binding upon Consultant, his heirs, executors and assigns and upon OPC, its successors and assigns.

     15. Governing Law. This Agreement is made and entered into in the State of California, and shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflict of laws.

     16. Change of Control of Employer. No Change of Control of Employer (as defined below) shall be deemed to amend the terms and conditions of this Agreement. For purposes of this Agreement, a "Change of Control of Employer" shall be deemed to have occurred if, after the date of this Agreement, any person, corporation or other entity becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of Employer's then outstanding voting securities.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on July 19, 2004.

                                   OCCIDENTAL PETROLEUM CORPORATION
                                   Employer


                                   By:  /s/ R. R. IRANI
                                       ----------------------------
                                        Dr. Ray R. Irani


                                   CONSULTANT

                                   /s/ DALE R. LAURANCE
                                   --------------------------------
                                   Dale R. Laurance


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